IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS COUNTY DEPARTMENT, CHANCERY DIVISION SCOTT WELLS and CITY OF ANN ARBOR EMPLOYEES’ RETIREMENT SYSTEM, Derivatively on Behalf of TREEHOUSE FOODS, INC., Plaintiffs, vs. SAM K. REED, DENNIS F. RIORDAN, and CHRISTOPHER D. SLIVA, Defendants, -and- TREEHOUSE FOODS, INC., a Delaware Corporation, Nominal Defendant. Case Nos. 2016 CH 16359 and 2019 CH 06753 Honorable Neil H. Cohen STIPULATION OF SETTLEMENT Exhibit 99.1

-2- This Stipulation of Settlement (the “Stipulation”) dated December 6, 2024 is entered into by and through the Parties’ respective undersigned counsel among and between: (i) Plaintiffs Scott Wells (“Wells”) and the City of Ann Arbor Employees’ Retirement System (“Ann Arbor”), individually and derivatively on behalf of nominal defendant TreeHouse Foods, Inc. (“TreeHouse” or the “Company”); (ii) nominal defendant TreeHouse; and (iii) defendants Sam K. Reed, Dennis F. Riordan, and Christopher D. Sliva (collectively, the “Individual Defendants,” together with TreeHouse, “Defendants”) (collectively, the “Parties”).1 This Stipulation is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims against the Released Persons and dismiss the Action with prejudice, upon the terms and subject to the conditions set forth herein. I. RELEVANT BACKGROUND OF THE ACTION AND SETTLEMENT NEGOTIATIONS A. Procedural History of the Consolidated Action Plaintiff Wells filed the action with the case number 2016 CH 16359 (the “Wells Action”) on December 19, 2016, in the Chancery Division of the Circuit Court of Cook County, Illinois, alleging breaches of fiduciary duties and other violations of law by certain current and former officers and directors of the Company. Thereafter, on March 30, 2017, the Court entered a stipulation deferring the Wells Action pending certain events in the related federal securities class action, captioned Public Employees’ Retirement System of Mississippi v. TreeHouse Foods, Inc. et al., Case No.: 16-CV-10632 (N.D. Ill.) (“Securities Class Action”). On September 27, 2018, the parties in the Wells Action entered into an agreed order, inter 1 All capitalized terms are defined in Section IV.1 infra, unless otherwise noted.

-3- alia, continuing the deferral of the Wells Action and agreeing to the production by Defendants of certain documents from the Securities Class Action (“2018 Deferral Order”). In connection with this 2018 Deferral Order, Defendants produced 32,871 documents produced in the Securities Class Action to Plaintiffs’ Counsel. On June 3, 2019, Plaintiff Ann Arbor filed the action with the case number 2019 CH 06753 (the “Ann Arbor Action”) in the Chancery Division of the Circuit Court of Cook County, Illinois. On August 13, 2019, the Court consolidated the Wells and Ann Arbor Actions (the “Consolidated Action”). The Consolidated Action remained deferred pursuant to the terms of the 2018 Deferral Order. On February 8, 2021, Plaintiffs filed a motion to lift the stay, which the Court denied on April 15, 2021. Thereafter, on November 17, 2021, the settlement reached in the Securities Class Action was fully and finally approved, thereby lifting the stay of the Consolidated Action. The Parties then submitted a Joint Status Report with proposed briefing schedule to the Court on January 11, 2022, which the Court entered on January 13, 2022. Plaintiffs then filed the Consolidated Verified Shareholder Derivative Complaint (the “Consolidated First Complaint”) on February 28, 2022, alleging claims for contribution and indemnification, breach of fiduciary duty, and aiding and abetting breach of fiduciary duty against Defendants. On April 14, 2022, Defendants moved to dismiss the Consolidated First Complaint pursuant to 735 ILCS 5/2-615. On July 25, 2022, the Court granted Defendants’ Motion to Dismiss without prejudice. Plaintiffs filed a Consolidated Amended Verified Shareholder Derivative Complaint (the “Consolidated Amended Complaint”) on August 26, 2022, again alleging claims for contribution

-4- and indemnification, breach of fiduciary duty, and aiding and abetting breach of fiduciary duty against Defendants. On September 13, 2022, Defendants moved to strike the Consolidated Amended Complaint on the ground that Plaintiffs had not properly sought leave to amend. On November 7, 2022, following full briefing, the Court denied Defendants’ Motion to Strike. On December 7, 2022, Defendants moved to dismiss the Consolidated Amended Complaint pursuant to 735 ILCS 5/2-615. On March 15, 2023, following full briefing and oral argument, the Court granted Defendants’ Motion to Dismiss with prejudice. On March 16, 2023, Plaintiffs appealed. On March 22, 2024, the First District of the Appellate Court of Illinois (the “Appellate Court”) issued an opinion reversing the Court’s Order on the Motion to Dismiss the Consolidated Amended Complaint, reinstating the Consolidated Amended Complaint, and remanding the case to the Court for further proceedings. The First District’s mandate was issued on May 8, 2024. On August 2, 2024, Plaintiffs moved to reinstate the Consolidated Amended Complaint. The Court granted that Motion to Reinstate on August 26, 2024. On September 6, 2024, TreeHouse filed a Motion for Leave to Dismiss the Consolidated Amended Complaint under 735 ILCS 5/2-619, which the Individual Defendants joined. On September 23, 2024, Plaintiffs filed an Opposition to the Motion for Leave. The Parties subsequently entered into a term sheet reflecting an agreement in principle to settle this Consolidated Action. Accordingly, on October 1, 2024, the Court entered a Stipulation and Agreed Order, pursuant to which Defendants withdrew their Motion for Leave without prejudice and the Court stayed all proceedings pending the submission of settlement approval papers. B. The Securities Class Action The Securities Class Action was filed in the United States District Court for the Northern

-5- District of Illinois, alleging the Company and several of its officers violated sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule l0b-5 promulgated thereunder. On July 13, 2021, the parties in the Securities Class Action entered into a stipulation of settlement that provided for a $27 million payment to the settlement class. The full amount of the settlement in the Securities Class Action was funded with proceeds from TreeHouse’s directors’ and officers’ insurance, with no monetary outlay by the Company or the Individual Defendants. On November 17, 2021, the court entered a Final Order and Judgment, approving the settlement. C. The Settlement of the Action and Mediation Efforts In 2021, the parties in the Securities Class Action participated in a formal mediation session and reached a resolution. Following the settlement, the Parties in this Action engaged in mediator- facilitated discussions regarding a potential resolution, but no settlement was reached at that time. After the Appellate Court reversed the Circuit Court’s ruling on the Motion to Dismiss the Consolidated Amended Complaint, the Parties agreed to seek the aid of an experienced mediator, the Honorable William J. Cahill (Ret.) of JAMS (the “Mediator”), to assist the Parties in endeavoring again to explore a potential resolution of the Action. In advance of the mediation, the Parties discussed a potential settlement framework. On August 13, 2024, the Parties to this Action participated in a mediation session but were unable to agree on settlement terms at that time. After mediation on August 13, 2024, the Parties continued arm’s-length settlement negotiations. Ultimately, the Parties reached agreement as to corporate governance reforms (“Corporate Governance Reforms” or “Reforms”) designed to address Defendants’ alleged breach of fiduciary duties and to improve the independence of the Board and the rigor of committee oversight of core operations. The Parties then turned to Mediator-facilitated negotiations regarding reasonable attorney’s fees to be paid to Plaintiffs’ Counsel, subject to Board and Court approval,

-6- in consideration of the benefits conferred upon TreeHouse by the Settlement. Thereafter, the Parties memorialized the basic Settlement terms and executed a Binding Settlement Term Sheet on September 26, 2024 (the “Term Sheet”). This Stipulation, together with the Exhibits hereto, reflects the final and binding agreement between the Parties. II. PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Action have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense, time, and uncertainty inherent in the continued prosecution of Plaintiffs’ claims in the Action through trial and any subsequent appeal(s). Plaintiffs and Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action. Based on their investigation and evaluation set forth in more detail infra, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of TreeHouse and its stockholders. Plaintiffs’ Counsel have conducted an extensive investigation, including, inter alia: (i) reviewing TreeHouse’s press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (iv) preparing and filing derivative complaints in the Action and sending the litigation demands; (v) reviewing and analyzing relevant pleadings in the Securities Class Action, and evaluating the merits of, and Defendants’ liability in connection with, the Securities Class

-7- Action and the Action; (vi) reviewing the Company’s existing corporate governance policies and preparing an extensive settlement demand detailing proposed corporate governance reforms to strengthen the Company’s governance; (vii) culling relevant and probative documents by running targeted searches of nearly 33,000 documents produced in the Securities Class Action by Defendants; (viii) participating in extensive settlement discussions with Defendants’ Counsel, including attending an in-person mediation in San Francisco, California; and (ix) negotiating the Term Sheet and this Stipulation. Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Counsel submit that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and in the best interests of TreeHouse and its stockholders. The Settlement confers substantial benefits on TreeHouse and its stockholders, including, inter alia, the adoption of the following categories of Corporate Governance Reforms (further detailed in Exhibit A hereto): (i) enhancements to the Office of the General Counsel; (ii) enhancements to the Disclosure Committee, including the adoption and finalization of a formal written charter (Exhibit A-1 hereto) detailing the Disclosure Committee’s responsibilities; (iii) enhancements to the Company’s Confidential Whistleblower Program; (iv) the adoption and finalization of a formal written charter (Exhibit A-2 hereto) detailing a management-level Mergers & Acquisitions Working Group’s responsibilities; (v) enhancements to the Company’s Director Education Policy; and (vi) confirmation that the Securities Class Action settlement was fully funded with proceeds from the Company’s Directors’ & Officers’ insurance, with no monetary outlay by the Company. The Parties agree that the terms of the Settlement directly address the claims at issue in the Action. Additionally, Defendants acknowledge that: (i) litigation and settlement efforts in the

-8- Action were a material factor in the Company’s decision to adopt, implement, and/or maintain the Reforms at this time, including for the agreed term, and that the Reforms would not have been implemented at this time and/or maintained but for settlement of the Action; (ii) the Reforms confer substantial benefits on the Company and its stockholders; and (iii) the settlement is fair, reasonable, and in the best interests of the Company and its stockholders. Finally, TreeHouse’s Board passed a resolution acknowledging that the independent non-defendant members of the Company’s Board have unanimously approved the Settlement. III. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY Each of the Defendants has expressly denied and continues to deny all of the claims and contentions alleged, or which could have been alleged, in the Action or similar such actions, including that TreeHouse has suffered damage by or as a result of the conduct alleged in the Action or similar such actions. Nonetheless, in order to eliminate the burden, expense, and risks inherent in the litigation, Defendants have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Settlement. IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (on behalf of themselves and derivatively on behalf of TreeHouse), the Individual Defendants, and TreeHouse, each by and through their respective counsel, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Action and the other Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice and with full preclusive effect as to all Parties, upon and subject to the terms and conditions of this Stipulation,

-9- as follows: 1. Definitions As used in this Stipulation, the following terms have the meanings specified below: 1.1. “Action” means the consolidated action captioned, Wells, et al. v. Reed, et al., Case Nos. 2016 CH 16359 and 2019 CH 06753 (Cir. Ct. Cook Cty., Ill.). 1.2. “Board” means the Board of Directors of TreeHouse. 1.3. “Corporate Governance Reforms” means the corporate governance reforms specified in Exhibit A attached hereto. 1.4. “Court” means the Circuit Court of Cook County, Illinois, County Department, Chancery Division. 1.5. “Current TreeHouse Stockholders” means any Person or Persons who are record or beneficial owners of TreeHouse common stock as of the date of this Stipulation and who continue to hold such common stock as of the date upon which the Judgment approving the Settlement becomes final, excluding the Individual Defendants, the current officers and directors of TreeHouse, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest. 1.6. “Defendants” means collectively nominal defendant TreeHouse and the Individual Defendants. “Defendant” means, individually, any of the Defendants. 1.7. “Effective Date” means the first date by which all of the events and conditions specified in Section IV.7.2 herein have been met and have occurred. 1.8. “Execution Date” means the date this Stipulation has been signed by all the signatories through their respective counsel. 1.9. “Fee and Expense Amount” means the agreed upon sum to be paid for all of

-10- Plaintiffs’ attorneys’ fees and expenses, subject to Court approval. 1.10. “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit C attached hereto: (1) the expiration of all time to file a notice of appeal or other review of the Judgment; (2) if any appeal or other review of such Judgment is filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsiderations or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment in all material respects or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a Service Award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final. 1.11. “Individual Defendants” means Sam K. Reed, Dennis F. Riordan, and Christopher, D. Sliva. 1.12. “Judgment” means the [Proposed] Final Judgment and Order of Dismissal to be rendered by the Court, substantially in the form of Exhibit C attached hereto. 1.13. “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Action, substantially in the form of Exhibit B-1 attached hereto. 1.14. “Notices” refers collectively to the Notice and the Summary Notice (defined herein). 1.15. “Parties” mean collectively, the Plaintiffs, nominal defendant TreeHouse, and the Individual Defendants. “Party” means individually, any of the Parties.

-11- 1.16. “Person” or “Persons” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees. 1.17. “Plaintiffs” means Scott Wells and City of Ann Arbor Employees’ Retirement Systems. 1.18. “Plaintiffs’ Counsel” means Miller Law LLC, Robbins Geller Rudman & Dowd LLP, Johnson Fistel, LLP, and Vanoverbeke, Michaud & Timmony, P.C. 1.19. “Preliminary Approval Order” means the proposed order preliminarily approving the Settlement, providing for Notice, and setting a date for the Settlement Hearing to be rendered by the Court, substantially in the form attached hereto as Exhibit B. 1.20. “Released Claims” means, collectively, any and all claims, actions, suits, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in Section IV.1.30) whether suspected or unsuspected, whether contingent or non- contingent, whether accrued or unaccrued, whether or not concealed or hidden, whether factual or legal, and for any remedy whether at equity or law, that were, could have been, or might have been asserted, by TreeHouse or any TreeHouse stockholder on behalf of TreeHouse against the Released Persons, their insurance carriers, or any other individual named or unnamed, that concern, arise out of or relate to, in whole or part, directly or indirectly: (i) the allegations asserted, or that could have been asserted, in the Action or the matters and occurrences that were alleged, or could have been alleged, in the Action; and/or (ii) the Settlement, including the payments provided for in this Stipulation, but excluding any claims to enforce the Settlement. Excluded

-12- from the scope of Released Claims are any claims addressed in Section IV.4.4 herein. 1.21. “Released Defendants’ Claims” means all claims against Plaintiffs or Plaintiffs’ Counsel, including Unknown Claims (as defined in Section IV.1.30), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action; for the sake of clarity, the Released Defendants’ Claims shall not include any claims by TreeHouse, any of its current or former directors, officers, employees, or any other Person claiming coverage under an insurance policy against the insurer(s) under such policy, or any claim by the Individual Defendants against the Company on matters unrelated to the Settlement. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation. 1.22. “Released Persons” means collectively, each of the Defendants and each of the Defendants’ current and prior parents, affiliates, subsidiaries, predecessors, officers, directors, employees, agents, successors, assigns, creditors, administrators, heirs, legal representatives, attorneys, insurers, co-insurers, reinsurers, spouses, immediate family members, executors, custodians, personal representatives, estates, administrators, trusts, trustees, trust beneficiaries other individual or entity in which any Individual Defendant or TreeHouse has a controlling interest, and each and all of their respective current and prior parents, affiliates, subsidiaries, predecessors, officers, directors, employees, agents, successors, assigns, creditors, administrators, heirs, legal representatives, attorneys, insurers, co-insurers, reinsurers, spouses, immediate family members, executors, personal representatives, estates, administrators, and trusts. 1.23. “Releasing Parties” means Plaintiffs (both individually and derivatively on behalf of TreeHouse), Plaintiffs’ Counsel, TreeHouse, any other Current TreeHouse Stockholders, Defendants and each and all of their current and prior parents, affiliates, subsidiaries, predecessors, officers, directors, employees, agents, successors, assigns, creditors, administrators, heirs, legal

-13- representatives, attorneys, insurers, co-insurers, reinsurers, spouses, immediate family members, executors, custodians, personal representatives, estates, administrators, trusts, trustees, and trust beneficiaries. “Releasing Party” means, individually, any of the Releasing Parties. 1.24. “Settlement” means mean the Settlement documented in this Stipulation. 1.25. “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement. 1.26. “Sidley” means Sidley Austin LLP. 1.27. “Stipulation” means this Stipulation of Settlement dated December 6, 2024. 1.28. “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Action, substantially in the form of Exhibit B-2 attached hereto. 1.29. “TreeHouse” or the “Company” means nominal defendant TreeHouse Foods, Inc., a Delaware Corporation, and its predecessors, successors, subsidiaries, affiliates, divisions, and assigns. 1.30. “Unknown Claims” means any and all Released Claims or Released Defendants’ Claims which any Plaintiffs or any Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons that, if known by him, her, or it might have affected his, her, or its settlement with, and release of, the Released Persons, including claims based on the discovery of facts in addition to or different from those which he, she, or it knows or believes to be true with respect to the Released Claims or Released Defendants’ Claims. With respect to any and all Released Claims or Released Defendants’ Claims, the Parties agree that upon the Effective Date, the Parties expressly waive the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of foreign or common law, which is similar, comparable,

-14- or equivalent to section 1542, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims or Released Defendants’ Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims or Released Defendants’ Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part. 2. Corporate Governance Reforms 2.1. The Board will adopt, implement, and maintain the Corporate Governance Reforms upon the terms and conditions set forth in Exhibit A (and its exhibits) attached hereto within a period of ninety (90) days of final approval of the Settlement of the Action. 2.2. The Board will adopt resolutions and amend appropriate committee charters to implement the Corporate Governance Reforms identified in Exhibit A (and its exhibits) attached hereto for a term of four (4) years. 2.3. The Parties agree that the: (a) litigation and settlement efforts in the Action were a material factor in the Company’s decision to adopt, implement, and/or maintain the Reforms at this time, including for the agreed term, and that the Reforms would not have been implemented

-15- at this time and/or maintained but for settlement of the Action; (b) the Reforms confer substantial benefits on the Company and its stockholders; and (c) the settlement is fair, reasonable, and in the best interests of the Company and its stockholders. TreeHouse further represents that prior to the execution of this Stipulation, the Company’s Board passed a resolution acknowledging that the independent non-defendant members of the Board unanimously approved the Settlement. 3. Procedures for Implementing the Settlement 3.1. Promptly after execution of this Stipulation, Plaintiffs shall submit this Stipulation and its exhibits to the Court and shall apply for an order substantially in the form of Exhibit B hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation (the “Preliminary Approval Order”); (ii) approval for the form and manner of providing notice, including approving the Notice substantially in the form of Exhibit B-1 hereto and the Summary Notice substantially in the form of Exhibit B-2 hereto; and (iii) a date for the Settlement Hearing. 3.2. Within ten (10) business days of the issuance of the Preliminary Approval Order, TreeHouse shall: (i) publish the Summary Notice once in Investor’s Business Daily or a similar online publication; (ii) post the Notice and this Stipulation (including Exhibits thereto) on TreeHouse’s website, such that visitors to the “Investors” section of the website will readily find a hyperlink to this Stipulation and the Notice; and (iii) file with the U.S Securities and Exchange Commission a Current Report on Form 8-K attaching the Notice. The Notice shall provide a link to the “Investors” section of the Company’s website, which link shall be maintained through the date of the Settlement Hearing. The Parties believe the content and manner of the Notice and Summary Notice constitutes adequate and reasonable notice to TreeHouse stockholders pursuant to applicable law and due process. Defendants shall file with the Court an appropriate affidavit or declaration with respect to the filing and publication of the Notice and Summary Notice to the

-16- Company’s stockholders at least 30 days prior to the Settlement Hearing. 3.3. The Parties agree to request that the Court hold a Settlement Hearing in the Action no earlier than approximately sixty (60) calendar days after Notice is provided, at which time the Court will consider and determine whether the Judgment, substantially in the form of Exhibit C attached hereto, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate; (ii) dismissing with prejudice the Action against the Defendants; (iii) releasing the Released Claims and Released Defendants’ Claims; and (iv) approving Plaintiffs’ Counsel’s Fee and Expense Amount, as negotiated by Plaintiffs’ Counsel and TreeHouse, with the assistance of the Mediator, following negotiation of the Corporate Governance Reforms, and any requested service awards to be paid out of the Fee and Expense Amount for Plaintiffs. 4. Mutual Releases 4.1. Upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released Claims and Released Defendants’ Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons; provided, however, that such release shall not affect any claims to enforce the terms of this Stipulation or the Settlement. 4.2. Upon the Effective Date, each of the Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims; provided,

-17- however, that such release shall not affect any claims to enforce the terms of this Stipulation or the Settlement. 4.3. Pending the Court’s determination as to final approval of the Settlement, the Releasing Parties and their counsel are barred and enjoined from commencing, prosecuting, instigating, maintaining, investigating, or in any way participating in the commencement or prosecution of any action or proceeding asserting any Released Claim against any of the Released Persons or challenging the Settlement other than in this Action in accordance with the procedures established by the Court (the “Injunction”). If any action is taken by any Releasing Party in violation of the Injunction, Plaintiffs, if requested, shall join in any motion and shall otherwise use reasonable best efforts to affect a withdrawal, dismissal, transfer or stay of such action. 4.4. Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of the Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Action or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company’s charter, by-laws or operating agreement, or under applicable law. 5. No Admissions 5.1 Neither this Stipulation, nor the Settlement, nor the Term Sheet, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, nor any negotiations, discussions, actions, and proceedings in connection with the Stipulation: (a)

-18- is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Parties or any other person as a presumption, a concession, an admission, or evidence of any fault, wrongdoing, or liability of the Parties or of the validity of any Released Claims or Released Defendants’ Claims, which is expressly denied; or (b) is or may be deemed to be or may be used as a presumption, concession, admission, or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Neither this Stipulation, nor the Settlement, nor the Term Sheet, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, nor any negotiations, discussions, actions, and proceedings in connection with the Stipulation or Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file this Stipulation and/or the Judgment in any action that may be brought against them to support a defense or counterclaim, including those based on the principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion. 6. Attorneys’ Fee and Expense Amount and Service Award to Plaintiffs 6.1. After negotiating the principal terms of the Settlement, Plaintiffs’ Counsel and counsel for Defendants, with the assistance of the Mediator, separately negotiated the Fee and Expense Amount that would be paid to Plaintiffs’ Counsel. In connection with a motion for final approval of the Settlement, Plaintiffs’ Counsel will request attorneys’ fees and expenses of $1,255,000. Defendants agree not to object to a request by Plaintiffs’ Counsel for a collective Fee and Expense Amount in an amount not to exceed $1,255,000. The Fee and Expense Amount shall constitute final and complete payment for Plaintiffs’ attorney’s fees and expenses that have been

-19- incurred or will be incurred in connection with the Action. Neither Defendants nor their insurers shall have any obligation or liability with respect to attorneys’ fees, costs, or expenses beyond the amount awarded by the Court in response to the application for the Fee and Expense Amount. 6.2. Defendants’ insurance carriers shall cause the Fee and Expense Amount to be deposited into an escrow account controlled by Plaintiffs’ Counsel within thirty (30) calendar days of (i) the entry of the Preliminary Approval Order, as defined in Section IV. 3.1 herein, or (ii) the date on which Plaintiffs’ Counsel provides sufficient written payment instructions to Sidley, whichever is later, and shall be immediately releasable upon entry of the Judgment and an order approving the Fee and Expense Amount, notwithstanding the existence of any collateral attacks on the Settlement, including without limitation, any objections or appeals. In the event the Settlement is not approved, or is terminated, cancelled, or fails to become effective for any reason, including, without limitation, in the event the Judgment is reversed or vacated or materially attacked, within ten (10) business days after written notification by Sidley, which shall include sufficient written payment instructions, Plaintiffs’ Counsel shall refund the Fee and Expense Amount to Defendants’ insurance carriers in accordance with the instructions to be provided by Sidley. Other than the obligation to cause their insurance carriers(s) to pay the Fee and Expense Amount, neither the Defendants nor any other Released Person shall have any obligations to make any other payment pursuant to this Stipulation, nor any responsibility, obligation, or liability with respect to the escrow account or the monies maintained therein or the administration related to the Fee and Expense Amount, including, without limitation, any responsibility or liability related to allocation of the Fee and Expense Amount among Plaintiffs’ Counsel, any fees, taxes, investment decisions, maintenance, supervision or distribution of any portion of the Fee and Expense Amount, including any Service Award.

-20- 6.3. The Settling Parties further stipulate that Plaintiffs’ Counsel may apply to the Court for reasonable service awards for Plaintiffs not to exceed $2,500.00 each (“Service Awards”), to be paid out of such Fee and Expense Amount awarded by the Court, and neither the Company nor the Individual Defendants will oppose any such awards consistent with such limits. 6.4. Except as otherwise provided herein or except as provided pursuant to indemnification or insurance rights, each of the Parties shall bear his, her, or its own expenses and attorneys’ fees. The failure of the Court to approve the Fee and Expense Amount or any requested service award, in whole or in part, shall have no effect on this Settlement. 7. Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination 7.1. This Settlement and the consideration therefor are given by the Defendants in return for, and are contingent upon, a full and complete release of all Released Claims against all Released Persons, which release no longer may be challenged by Plaintiffs, any TreeHouse stockholder, or by TreeHouse. 7.2. The Effective Date is conditioned on the occurrence of all of the following events, and is the first date by which all of the following events and conditions have been met and have occurred: (a) approval of the Settlement, and each of its terms, by Defendants, which Defendants’ counsel represents has already been accomplished; (b) Court approval of the method and form of providing the Notice and Summary Notice, attached hereto as Exhibits B-1 and B-2, respectively, to Current TreeHouse Stockholders and entry by the Court of the Preliminary Approval Order that does not deviate materially from the form attached hereto as Exhibit B; (c) final approval of the Settlement by the Court following notice to Current

-21- TreeHouse Stockholders; (d) the payment of the Fee and Expense Amount in accordance with paragraphs 6.1-6.2; and (e) entry by the Court of the Judgment that does not deviate materially from the form attached hereto as Exhibit C, approving the Settlement and dismissing the Action with prejudice; and (f) the passing of the date upon which the Judgment becomes Final. 7.3. If any of the conditions specified in paragraph 7.2 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 7.4, unless the Parties mutually agree in writing to proceed with this Stipulation; provided, however that the Court’s failure to approve the Fee and Expense Amount or the Service Award shall not be grounds for termination or cancellation of the Settlement. 7.4. If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated, or fails to become final in accordance with its terms: (i) all Parties and Released Persons shall be restored to their respective positions in the Action as of September 26, 2024; (ii) all releases delivered in connection with this Stipulation shall be null and void, except as provided for in this Stipulation; (iii) the Fee and Expense Amount paid to Plaintiffs’ Counsel and any and all interest accrued thereon since payment, shall be returned to Defendants’ insurer(s) pursuant to Section IV.6.2 of this Stipulation; and (iv) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in any other action or proceeding. In such event, and except as otherwise indicated in

-22- this Stipulation, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose. 8. Additional Provisions 8.1. The Parties: (i) acknowledge that it is their intent to consummate this Stipulation and Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and the Settlement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of this Stipulation and the Settlement. 8.2. The Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs, Individual Defendants, and TreeHouse with respect to the Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any Party as to the merits of any claim, allegation, or defense. The Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel and the Mediator. 8.3. Nothing herein shall expand the liabilities of any TreeHouse director or officer beyond any liabilities otherwise imposed by law. 8.4. The Parties agree that if any disputes arise out of the finalization of the settlement documents or the implementation and enforcement of the terms of this Settlement itself, the Parties will first attempt to resolve those issues by way of expedited telephonic mediation in front of the Mediator and, if unsuccessful, then by way of final, binding, non-appealable resolution by the Mediator. 8.5. The Parties agree that, other than disclosures required by law or the Court, any public comments from the Parties or any of their representatives regarding this Settlement will not

-23- substantially deviate from words to the effect that the Parties have reached a mutually acceptable resolution that will avoid protracted and expensive litigation, that the Parties are satisfied with the resolution, and that the Settlement is in the best interests of the Company and its stockholders. None of the Parties shall make any public statement regarding the terms of this Stipulation, or the Settlement contained herein, that is critical of or disparages the Settlement or the conduct of the Parties. 8.6. The fact of and provisions contained in this Stipulation (including any exhibits attached hereto) and the Term Sheet, and all negotiations, discussions, actions, and proceedings in connection with this Stipulation and the Term Sheet shall not be deemed or constitute a presumption, concession, or an admission by any Defendant or any other Released Party of any fault, liability, or wrongdoing whatsoever as to any facts or claims alleged or asserted in the Action, and shall not be invoked, offered, or received in evidence or otherwise used by any person in the Action, or any other action or proceeding whether civil, criminal, or administration, except in connection with any proceeding to proceed with or enforce the terms of this Stipulation. If the Settlement is not approved, or does not proceed to fruition for any other reason whatsoever, the Parties shall revert to their respective positions as if the Term Sheet and the Settlement never existed; provided, however, that in the event of a termination of the Term Sheet or the Stipulation or other failure of the Settlement contemplated by this Stipulation, this paragraph and any similar provisions of the Stipulation or Term Sheet shall survive such termination or other failure of the Settlement. Nothing in this Section, however, shall prevent the Released Persons from filing this Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of

-24- claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Parties may file this Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement. 8.7. The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. 8.8. This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest. 8.9. This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Parties and no representations, warranties, or inducements have been made to any Party concerning this Stipulation or any of its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. Except as specifically provided herein, each Party shall bear its own costs. 8.10. Each counsel or other Person executing this Stipulation and/or the Exhibits attached hereto on behalf of any Party hereby warrants that such Person has the full authority to do so. 8.11. This Stipulation may be executed in one or more counterparts. An electronically scanned (in .pdf format) signature shall be deemed an original signature for the purposes of this Stipulation. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court. 8.12. This Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons. 8.13. The waiver by any Party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior or subsequent to, or contemporaneous

-25- with, the execution of this Stipulation. 8.14. Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation and the Settlement, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing this Stipulation and the Settlement. 8.15. This Stipulation shall not be construed more strictly against any settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that this Stipulation is the result of arm’s-length negotiations and this Stipulation shall be deemed drafted equally by all Parties. 8.16. This Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to Illinois’ conflict of law rules. 8.17. No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. 8.18. The Parties hereby represent and warrant that they have not assigned any rights, claims, or causes of action that were asserted or could have been asserted in connection with, under, or arising out of the Released Claims. 8.19. The headings used in this Stipulation are used for the purpose of convenience only and are not meant to have legal effect. 8.20. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail. 8.21. All agreements made and orders entered during the course of the Action relating to

EXHIBIT A

1 IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS COUNTY DEPARTMENT, CHANCERY DIVISION SCOTT WELLS and CITY OF ANN ARBOR EMPLOYEES’ RETIREMENT SYSTEM, Derivatively on Behalf of TREEHOUSE FOODS, INC., Plaintiffs, vs. SAM K. REED, DENNIS F. RIORDAN, and CHRISTOPHER D. SLIVA, Defendants, -and- TREEHOUSE FOODS, INC., a Delaware Corporation, Nominal Defendant. Case Nos. 2016 CH 16359 and 2019 CH 06753 Honorable Neil H. Cohen CORPORATE GOVERNANCE REFORMS

Pursuant to the terms of the Stipulation of Settlement, TreeHouse shall, within one-hundred twenty (120) calendar days of the issuance of an order approving the settlement of the Action, adopt resolutions and amend appropriate committee charters to implement the Corporate Governance Reforms identified below. I. Office of the General Counsel A. The Company shall maintain and enhance the responsibilities of TreeHouse’s Office of the General Counsel as follows: 1. Review of the Company’s compliance efforts with all applicable laws and regulations, including all laws and regulations concerning public disclosures about TreeHouse’s business affairs, financial reporting, and risk exposure; 2. Review of compliance efforts regarding TreeHouse’s corporate governance policies (including TreeHouse’s Code of Ethics and the Corporate Governance Guidelines); 3. Fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training; and 4. Review of the Company’s system for accurate public and internal disclosures and reporting and investigating potential compliance and ethics concerns. TreeHouse’s Office of the General Counsel shall maintain and enhance its leadership and oversight of TreeHouse’s ethics and compliance programs and assist the Board in fulfilling its oversight duties with regard to TreeHouse’s compliance with applicable laws, regulations and accounting standards, and accurate disclosures. The General Counsel and Chief Compliance Officer will make quarterly reports directly to the Audit Committee of the Board of Directors on compliance related matters. B. The Office of the General Counsel will maintain experience in risk mitigation, legal-regulatory compliance and appropriate public disclosures. The responsibilities and duties of TreeHouse’s Office of the General Counsel shall include the following: 1. Working with Senior Management to evaluate and define the goals of TreeHouse’s ethics and compliance program in light of trends and changes in laws that may affect TreeHouse’s compliance with laws relating to disclosure of the Company’s risk exposure; 2. Overseeing TreeHouse’s ethics and compliance program, implementing procedures for monitoring and evaluating the program’s performance, and informing the Board of material matters;

2 3. Working with Internal Audit to assess organizational risk for misconduct and noncompliance with applicable laws and regulations; reporting material risks relating to compliance or disclosure issues to the senior executive team promptly after identification of these risks; and making written recommendations for further evaluation and/or remedial action; 4. Reporting to the Disclosure Committee any concerns regarding the (i) accuracy, completeness, and timeliness of disclosures relating to risk exposure from the Company’s reporting of financial data and weak internal controls; (ii) identification and disclosure of any material risks to TreeHouse’s compliance with applicable laws and regulations; and (iii) accurate reporting of any material issues that may merit disclosure to TreeHouse’s Disclosure Committee; 5. Working with TreeHouse’s Senior Management to evaluate the adequacy of TreeHouse’s internal controls over compliance, including by reviewing ongoing and potential litigation and compliance issues at least once every quarter; and 6. Overseeing employee training in risk assessment and compliance. II. Enhancement of the Disclosure Committee A. The Disclosure Committee members shall consist entirely of senior officers and/or representatives from the key functional areas of the Company. B. The Company shall finalize and adopt a formal written charter for the Disclosure Committee. The formal written charter shall reflect that the responsibilities of the Disclosure Committee shall be to: 1. Establish controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act and other information that the Company may disclose to the public is recorded, processed, summarized, and reported accurately and within the time periods specified in the U.S. Security Exchange Commission’s rules and regulations; 2. Work with the Company’s internal audit, accounting, legal, and other relevant functions to design, implement, and monitor the Company’s disclosure and controls procedures; 3. Evaluate the effectiveness of the Company’s disclosure controls and procedures as of the end of each quarter and year-end; 4. Review the Company’s Exchange Act filings (including Form 10-Qs, Form 10-Ks, and Form 8-Ks regarding financial matters), registration statements, and information about material acquisitions or dispositions; 5. Review each Exchange Act report prior to filing with the U.S. Security Exchange Commission to assess the quality and completeness of the disclosures and whether the report is accurate and complete in all material respects;

3 6. Report to and advise the Chief Executive Officer and Chief Financial Officer with respect to the certifications they must provide for the Company’s quarterly and annual reports; 7. Oversee the Company’s sub certification process, and monitor the receipt of sub certifications related to the Company’s disclosures; 8. Evaluate the materiality of information and events relating to or affecting the Company, and to determine the timing and appropriate method of disclosure of information deemed material; 9. Undertake any other duties or responsibilities as the Chief Executive Officer or Chief Financial Officer may from time to time prescribe; 10. Discuss the progress of the audit by external auditors, including any issues raised or any impacts on the timing and/or scope of the audit; and 11. Ensure that the Company’s financial results, as reflected in the Company’s public statements, comply with generally accepted accounting principles (“GAAP”). III. Confidential Whistleblower Program A. The Company’s existing policies protecting whistleblowers, including protecting whistleblowers’ confidentiality, shall be enhanced to include all of the following: 1. It is against TreeHouse’s policy to discharge, demote, suspend, threaten, intimidate, harass, or in any manner discriminate against whistleblowers; 2. If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected, just as if he or she directed the complaint to the Audit Committee, the Disclosure Committee, the Chief Compliance Officer, and/or the General Counsel; 3. The policy shall communicate that, if an employee is subject to an adverse employment decision as a result of whistleblowing and the employee wishes to file a complaint with the Department of Labor, the employee must do so within 90 days of the alleged violation; 4. The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least twice a year and via the Company’s intranet; 5. In the performance review process, to the extent applicable, employees eligible for bonus compensation may be rewarded for top performance and satisfying the stated values, business standards, and ethical standards of the Company; 6. The Company shall conspicuously post information regarding its Whistleblower Hotline on its website and make clear that it is available to assist on

4 matters pertaining to corruption, fraud, or similar unlawful activities at TreeHouse, and TreeHouse shall provide alternative reporting mechanisms including helpline number or an email address; and 7. The policy shall communicate that TreeHouse is committed to adherence to the Company’s Code of Ethics, and that “speaking up” is an important tool in achieving TreeHouse’s goals. IV. Mergers & Acquisitions Working Group A. The Company has finalized and adopted a formal written charter for a management- level working group composed of senior executive officers, including but not limited to the General Counsel (“the M&A Working Group”), which reflects that the responsibilities of the M&A Working Group shall be to: (i) meet at least annually to discuss specifically the Company’s acquisition strategies and any risks arising therefore, including disclosure related risks; and (ii) report on such matters to the Board or a designated committee thereof at least annually. B. The formal written charter shall reflect that the responsibilities of the M&A Working Group shall be to: 1. Meet at least annually to discuss specifically the Company’s acquisition strategies and any risks arising therefore, including disclosure related risks; and 2. Report on such matters to the Board or a designed committee thereof at least annually. C. At the first regularly scheduled meeting after closing of any material combination with an ongoing business, whether by merger, consolidation, or asset purchase in which the Company acquires a business, and periodically thereafter as may be necessary or appropriate, the M&A Working Group shall update the Board or a designated committee thereof, regarding: 1. Integration strategy, including plans for technology integration; 2. Progress in attaining integration goals, including technology integration; 3. Perceived risks in achieving integration goals, including technology integration; and 4. Costs associated with achieving integration goals. V. Director Orientation and Continuing Education A. The Company shall maintain and enhance Director Education Policy as follows:

5 B. Each Director shall participate in at least one course on an annual basis focused on Corporate Governance best practices; mergers & acquisitions; environmental, social, and governance; cyber; risk or other topics relevant to any TreeHouse Committees on which they serve. C. The annual Director training noted above may be conducted either by an outside entity from the providers listed on Exhibit A to the Company’s Director Education Policy or internally by the Company’s General Counsel or outside counsel; provided, however, at least half of the Director required training courses shall be derived from an outside entity. All such programs shall contain material which encompasses the issues of public company compliance, disclosure and reporting requirements, fiduciary duties and corporate governance, risk assessment and auditing.

EXHIBIT A-1

TreeHouse Foods, Inc. • 2021 Spring Road, Suite 600 • Oak Brook, IL 60523 TreeHouse Foods, Inc. Disclosure Committee Charter (Dated as of November 1, 2024) This Charter of the Disclosure Committee (the “Charter”) of TreeHouse Foods, Inc. (the “Company”) has been adopted by the Chairman, Chief Executive Officer & President, and Executive Vice President, Chief Financial Officer (the “Senior Officers”) of the Company, effective as of November 1, 2024. From time to time, the Disclosure Committee (the “Committee”) shall review and reassess the Charter and recommend any proposed changes to the Senior Officers for approval. Disclosure Policy It is the Company’s policy that all financial disclosures made by the Company to its security holders or the investment community should (i) be accurate, complete and timely, (ii) fairly present, in all material respects, the Company's financial condition, results of operations, and cash flows as of the dates and for the periods presented, and (iii) meet any other legal, regulatory or stock exchange requirements. Purpose of the Committee The purpose of the Committee is to assist the Senior Officers in fulfilling the Company’s and their responsibilities regarding (i) the identification and disclosure of material information about the Company and (ii) the accuracy, completeness, and timeliness of the disclosures made by the Company, including but not limited to the Company's periodic and current financial reports it files or submits under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) (including Form 10-Qs, Form 10-Ks, and Form 8-Ks regarding financial matters), registration statements, and information about material acquisitions or dispositions and other information that the Company may disclose to the public (collectively, “Disclosure Statements”). The Committee is subject to the oversight and supervision of the Senior Officers. In carrying out its responsibilities, the policies and procedures delineated in this Charter should remain flexible to enable the Committee to react best to changing business, accounting, legal, disclosure, and regulatory requirements. Organization The Committee shall consist of the Company’s EVP, Chief Financial Officer; EVP, General Counsel & CHRO; VP, Deputy General Counsel; Corporate Controller, and additional representatives from Corporate Accounting, Finance, Tax, Internal Audit, IT, Tax, Treasury, and Investor Relations, and any other officers or employees, as determined from time to time by the Committee. Any individual appointed to the Committee shall be a senior Company officer and/or a representative from the key functional areas of the Company. The Committee shall appoint and remove individuals as the Committee deems appropriate. Any member of the Committee shall be knowledgeable about the Company’s business and familiar with applicable Securities and Exchange Commission (“SEC”) rules or shall become familiar with such rules within a reasonable time after being appointed to the Committee. The Committee may designate two or more officers, at least one of whom shall be an attorney knowledgeable about SEC rules and regulations with respect to disclosure and at least one of whom shall be knowledgeable about financial reporting, who can, acting together, approve the Company’s Disclosure Statements (other than periodic reports) when time does not permit the full Committee to do so. The Corporate Controller of the Company shall act as the Chair of the Committee (unless and until another member of the Committee shall be so appointed by any Senior Officer). Responsibilities of the Committee Subject to the supervision and oversight of the Senior Officers, to fulfill its responsibilities and duties, the Committee shall: • Establish controls and other procedures that are designed to ensure that the Disclosure Statements and information required to be disclosed by the Company is recorded, processed, summarized, and reported accurately and within the time periods specified in the SEC’s rules and regulations; • Work with the Company’s internal audit, accounting, legal, and other relevant functions to design, implement, and monitor the Company’s disclosure and controls procedures; • Evaluate the effectiveness of the Company’s disclosure controls and procedures as of the end of each quarter and year-end; • Review the Company’s Disclosure Statements prior to filing with the SEC to assess the quality and completeness of the disclosures and whether the Disclosure Statement is accurate and complete in all material respects; • Report to and advise the Senior Officers with respect to the certifications they must provide for the Company’s quarterly and annual reports; • Oversee the Company’s sub certification process, and monitor the receipt of sub certifications related to the Company’s disclosures; • Evaluate the materiality of information and events relating to or affecting the Company, and determine the timing and appropriate method of disclosure of information deemed material; • Discuss the progress of the audit by external auditors, including any issues raised or any impacts on the timing and/or scope of the audit; and

• Ensure that the Company’s financial results, as reflected in the Company’s Disclosure Statements, comply with generally accepted accounting principles (“GAAP”); and • Undertake any other duties or responsibilities as the Senior Officers may from time to time prescribe. In discharging its responsibilities, the Committee shall have full access to all Company books, records, assets, facilities, and personnel, including internal auditors and the Audit Committee, as the Committee deems appropriate to assist with the execution of its duties and responsibilities as set forth in this Charter. The Committee shall have the authority to communicate and consult with the Company’s officers, employees, Audit Committee, legal counsel, and independent auditors from time to time as necessary to carry out its responsibilities as set forth in this Charter. Meetings and Procedures The Committee shall meet or act as frequently and as formally or informally as circumstances dictate to (i) ensure the accuracy, completeness, and timeliness of the Disclosure Statements, provided that the Committee may approve any Disclosure Statement electronically with such approval being evidenced through email correspondence or in Committee minutes, and (ii) evaluate the effectiveness of the design and operation of the Company’s disclosure controls and procedures. Individuals not serving as members of the Committee, as well as representatives of the independent auditors, outside legal counsel, and members of the Board may be invited by the Committee to attend and participate in the Committee meetings. The Committee shall adopt, whether formally or informally, such procedures as it deems necessary to facilitate the fulfillment of its responsibilities. Interpretation Any questions of interpretation regarding the Charter, or the Committee's responsibilities or procedures, shall be determined collectively by the Committee and, to the extent necessary, ultimately by the Senior Officers.

EXHIBIT A-2

TreeHouse Foods, Inc. • 2021 Spring Road, Suite 600 • Oak Brook, IL 60523 TreeHouse Foods, Inc. Mergers & Acquisitions Working Group Charter (Dated as of November 1, 2024) This Charter of the Mergers & Acquisitions Working Group (the “Charter”) of TreeHouse Foods, Inc. (the “Company”) has been adopted by the Chairman, Chief Executive Officer & President, and EVP, Chief Financial Officer (the “Senior Officers”) of the Company, effective as of November 1, 2024. From time to time, the Merger & Acquisitions Working Group (the “M&A Working Group”) shall review and reassess the Charter and recommend any proposed changes to the Senior Officers for approval. Purpose of the M&A Working Group The purpose of the M&A Working Group is to (i) review, evaluate, and develop the Company’s strategy relating to combinations with ongoing businesses, whether by mergers, acquisitions, dispositions, investments, joint ventures, or similar transactions or arrangements, whether by transfer of equity, assets, or otherwise (each, a “Transaction”), and any risks related thereto, including risks related to public disclosures made by the Company, and (ii) review, evaluate, advise, and make recommendations to the Board on the Company’s strategy, planning, and assessment for the integration of any business the Company acquires through a Transaction. The M&A Working Group is at all times subject to the oversight and supervision of the Senior Officers. In carrying out its responsibilities, the policies and procedures delineated in this Charter should remain flexible in order to enable the M&A Working Group to react best to changing business, accounting, legal, and regulatory requirements. Organization The M&A Working Group shall consist of at least three senior executive officers of the Company, one of whom shall be the General Counsel. Each of the M&A Working Group’s members shall have experience that, in the business judgment of the Senior Officers, would be helpful in addressing the matters delegated to the M&A Working Group. The M&A Working Group shall appoint, replace or remove members as the Senior Officers deem appropriate, other than the General Counsel. The SVP, Chief Strategy and Growth Officer shall act as the Chair of the Working Group (unless and until another member of the Working Group shall be so appointed by any Senior Officer). Responsibilities of the M&A Working Group Subject to the supervision and oversight of the Senior Officers, to fulfill its responsibilities and duties, the M&A Working Group shall:

• Meet at least annually to discuss specifically the Company’s acquisition strategies and any risks arising therefore, including disclosure related risks; • Report on the Company’s acquisition strategies and any risks arising therefore, including disclosure related risks, to the Board or a designated committee thereof at least annually; • At the first regularly scheduled meeting after the closing of any material Transaction, and periodically thereafter as may be necessary or appropriate, update the Board or a designated committee thereof regarding (i) integration strategy, including plans for technology integration; (ii) progress in attaining integration goals, including technology integration, (iii) perceived risks in achieving integration goals, including technology integration, and (iv) costs associated with achieving integration goals; and • Undertake any other duties or responsibilities as the Senior Officers may from time to time prescribe. In discharging its responsibilities, the M&A Working Group shall have full access to all Company books, records, assets, facilities, and personnel, including internal auditors, as the M&A Working Group deems appropriate in order to assist with the execution of its duties and responsibilities as set forth in this Charter. The M&A Working Group shall have the authority to communicate and consult with the Company’s officers, employees, legal counsel, and outside auditors from time to time as necessary to carry out its responsibilities as set forth in this Charter. Meetings and Procedures The M&A Working Group shall meet at least annually, and the M&A Working Group shall meet or act as frequently and as formally or informally as circumstances dictate to carry out its responsibilities as set forth in this Charter. Individuals not serving as members of the M&A Working Group, as well as representatives of the independent auditors or outside legal counsel may be invited by the M&A Working Group to attend and participate in the M&A Working Group meetings. Meetings shall serve as forums to discuss the Company’s merger and acquisition activities and strategies, and to review the strategies, plans, and progress of the Company’s integrations. The M&A Working Group shall adopt, whether formally or informally, such procedures as it deems necessary to facilitate the fulfillment of its responsibilities. Interpretation Any questions of interpretation regarding the Charter, or the M&A Working Group’s responsibilities or procedures, shall be determined collectively by the M&A Working Group and, to the extent necessary, ultimately by the Senior Officers.

EXHIBIT B

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS COUNTY DEPARTMENT, CHANCERY DIVISION SCOTT WELLS and CITY OF ANN ARBOR EMPLOYEES’ RETIREMENT SYSTEM, Derivatively on Behalf of TREEHOUSE FOODS, INC., Plaintiffs, vs. SAM K. REED, DENNIS F. RIORDAN, and CHRISTOPHER D. SLIVA, Defendants, -and- TREEHOUSE FOODS, INC., a Delaware Corporation, Nominal Defendant. Case Nos. 2016 CH 16359 and 2019 CH 06753 Honorable Neil H. Cohen [PROPOSED] AGREED ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT, DIRECTING NOTICE OF PROPOSED SETTLEMENT TO STOCKHOLDERS, AND SCHEDULING SETTLEMENT HEARING

-1- WHEREAS, the above-captioned stockholder derivative action is pending before the Court (the “Action”); WHEREAS, plaintiffs Scott Wells and City of Ann Arbor Employees’ Retirement System, (“Plaintiffs”) having moved for an order: (i) preliminarily approving the proposed settlement of the Action in accordance with the Stipulation of Settlement, dated December 6th, 2024 (the “Stipulation” or “Settlement”), which, together with the Exhibits annexed thereto, set forth the terms and conditions for a proposed Settlement and dismissal of the Action with prejudice; and (ii) approving the dissemination of the Notice of Pendency and Proposed Settlement of Stockholder Action (the “Notice”) and Summary Notice of Pendency and Proposed Settlement of Stockholder Action (the “Summary Notice”); WHEREAS, all capitalized terms contained herein shall have the same meaning as set forth in the Stipulation (in addition to those capitalized terms defined herein); and WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto, the motion for preliminary approval of the Settlement, and arguments of the Parties made in connection therewith; NOW, THEREFORE, IT IS HEREBY ORDERED: 1. This Court hereby preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action. 2. A hearing (the “Settlement Hearing”) shall be held before this Court on _______________, 2025, at __: _.m., before the Honorable Neil H. Cohen of the Circuit Court of Cook County, in Courtroom 2308 at the Richard J. Daley Center, 50 W. Washington St., Chicago, Illinois 60602, to determine whether the Settlement of the Action on the terms and conditions

-2- provided for in the Stipulation is fair, reasonable and adequate to TreeHouse Foods, Inc. (“TreeHouse” or the “Company”) and its stockholders and should be approved by the Court; whether the [Proposed] Final Order and Judgment should be entered herein; and whether to approve the separately negotiated Fee and Expense Amount to Plaintiffs’ Counsel and Service Awards to Plaintiffs. 3. The Court approves, as to form and content, the Notice annexed as Exhibit B-1 hereto and the Summary Notice annexed as Exhibit B-2 hereto and finds that the publication of the Notice, Summary Notice, and Stipulation, substantially in the manner and form set forth in this Order, meets the requirements of 805 ILCS § 5/7.80(c), due process, and all other applicable laws and rules, and is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto. 4. Not later than ten (10) business days after the issuance of the Preliminary Approval Order, TreeHouse shall publish the Summary Notice once in Investor’s Business Daily or a similar online publication; shall post this Stipulation and Notice (including Exhibits thereto) on TreeHouse’s website, such that visitors to the “Investors” section of the website will readily find a hyperlink to this Stipulation and the Notice; and shall file with the U.S Securities and Exchange Commission a Current Report on Form 8-K attaching the notice. 5. TreeHouse shall undertake all administrative responsibilities, including the cost, for filing, publication and posting, for the Notice and Summary Notice. 6. Defendants shall file with the Court an appropriate affidavit or declaration with respect to the filing and publication of the Notice and Summary Notice to the Company’s stockholders at least 30 days prior to the Settlement Hearing.

-3- 7. The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with the Settlement, without further notice to TreeHouse stockholders; (ii) the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to TreeHouse stockholders, and may decide to approve the Settlement without a hearing and without further notice to TreeHouse stockholders or move the Settlement Hearing to Zoom or another similar virtual platform without further notice to TreeHouse stockholders. 8. Not later than twenty-one (21) calendar days prior to the Settlement Hearing, the Plaintiffs shall file papers with the Court in support of the Settlement and separately negotiated Fee and Expense Amount, including the Service Awards. 9. Any TreeHouse stockholder may appear and show cause, at their own expense, individually or through counsel, if he, she, or it has any reason why the Settlement embodied in the Stipulation should or should not be entered hereon, or the Fee and Expense Amount (including any Service Awards) should not be awarded. However, no TreeHouse stockholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that TreeHouse stockholder has (1) filed with the Clerk of the Court, and served on counsel as noted below, a written objection setting forth: (i) a written notice of objection with the person’s name, address, and telephone number, along with a representation as to whether such person intends to appear at the Settlement Hearing; (ii) competent evidence that such person currently holds shares of TreeHouse common stock; (iii) a statement of objections to any matters before the Court, the grounds therefor, or the reasons for such person desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider; (iv) the identities of any witnesses such person plans on calling at the Settlement Hearing, along with a

-4- summary description of their likely testimony; (v) proof of service; and (vi) the identities of any cases (by name and court) in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and, (2) if a TreeHouse stockholder intends to and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (i) a written notice of such stockholder’s intention to appear at the Settlement Hearing; (ii) a statement that indicates the basis for such appearance; (iii) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (iv) any and all evidence that would be presented at the Settlement Hearing. 10. At least fourteen (14) calendar days prior to the Settlement Hearing, any such person must file the written objection(s) and corresponding materials, and a notice of intent to appear if any Current TreeHouse Stockholder intends to appear and requests to be heard at the Settlement Hearing, with the Clerk of the Circuit Court of Cook County, Richard J. Daley Center, 50 W. Washington St., Chicago, Illinois 60602, and serve such materials by that date, to each of the following Parties’ counsel: Counsel for Plaintiff Scott Wells: Marvin A. Miller Lori A. Fanning Miller Law LLC 115 S. LaSalle Street, Suite 2910 Chicago, Illinois 60603 (312) 332-3400 MMiller@millerlawllc.com LFanning@millerlaw.com Frank J. Johnson Kristen O’Connor Johnson Fistel, LLP 501 West Broadway, Suite 800 San Diego, California 92101 (619) 230-0063

-5- FrankJ@johnsonfistel.com KristenO@johnsonfistel.com Michael I. Fistel, Jr. Johnson Fistel, LLP 40 Powder Springs Street Marietta, Georgia 30064 (770) 200-3104 MichaelF@johnsonfistel.com Counsel for Plaintiff City of Ann Arbor Employees’ Retirement System: Frank A. Richter Robbins Geller Rudman & Dowd LLP 200 South Wacker Drive, 31st Floor Chicago, Illinois 60606 (312) 674-4674 FRichter@rgrdlaw.com Travis E. Downs, III Benny C. Goodman, III Erik W. Luedeke Robbins Geller Rudman & Dowd LLP 655 West Broadway, Suite 1900 San Diego, California 92101 (619) 231-1058 TravisD@rgrdlaw.com BennyG@rgrdlaw.com ELuedeke@rgrdlaw.com Counsel for Defendants Sam K. Reed, Dennis F. Riordan, and Christopher D. Sliva: James P. Smith III Winston & Strawn LLP 200 Park Avenue New York, New York 10166 (212) 294-4633 JPSmith@winston.com Matthew R. Carter Elizabeth S. Deshaies Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 (312) 558-3738 MCarter@winston.com [add Elizabeth email]

-6- Counsel for Nominal Defendant TreeHouse Foods, Inc.: Nilofer Umar David A. Gordon Rebecca B. Shafer Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 (312) 853-7000 NUmar@sidley.com DGordon@sidly.com RShafer@sidley.com 11. Only current TreeHouse Stockholders who have filed with the Court and sent to the Parties’ counsels valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court orders otherwise. 12. Any TreeHouse stockholder who does not make an objection in the manner provided herein shall be deemed to have waived any such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement, unless otherwise ordered by the Court, but shall be otherwise bound by the Judgment to be entered and the releases to be given. 13. Plaintiffs’ Counsel and Defendants’ counsel are directed to promptly furnish each other with copies of any and all objections that are served upon them or otherwise come into their possession. 14. Not later than seven (7) calendar days prior to the Settlement Hearing the Parties’ responses to objections, if any, shall be served and filed. 15. All proceedings in the Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation. 16. Pending final determination of whether the Settlement should be approved, no TreeHouse stockholder, either directly, representatively, or in any other capacity, shall commence

-7- or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims. 17. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current TreeHouse Stockholders and retains exclusive jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current TreeHouse Stockholders. 18. Neither the Stipulation, nor the Settlement, nor the Term Sheet, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement or the Term Sheet: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties or any other person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, or liability of the Parties or Released Persons, or of the validity of any Released Claims; nor (ii) shall be admissible, offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, except that the Released Persons may file the Stipulation and the Final Judgment, if any, in any action that may be brought against them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. DATED: BY ORDER OF THE COURT HONORABLE NEIL H. COHEN

EXHIBIT B-1

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS COUNTY DEPARTMENT, CHANCERY DIVISION SCOTT WELLS and CITY OF ANN ARBOR EMPLOYEES’ RETIREMENT SYSTEM, Derivatively on Behalf of TREEHOUSE FOODS, INC., Plaintiffs, vs. SAM K. REED, DENNIS F. RIORDAN, and CHRISTOPHER D. SLIVA, Defendants, -and- TREEHOUSE FOODS, INC., a Delaware Corporation, Nominal Defendant. Case Nos. 2016 CH 16359 and 2019 CH 06753 Honorable Neil H. Cohen NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER ACTION

1 TO: ALL RECORD AND BENEFICIAL OWNERS OF TREEHOUSE FOODS, INC. (“TREEHOUSE”) COMMON STOCK AS OF DECEMBER 6TH, 2024, EXCLUDING THE INDIVIDUAL DEFENDANTS, THE OFFICERS AND DIRECTORS OF TREEHOUSE, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND ANY ENTITY IN WHICH INDIVIDUAL DEFENDANTS HAVE OR HAD A CONTROLLING INTEREST (“CURRENT TREEHOUSE STOCKHOLDERS”). PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, CURRENT STOCKHOLDERS OF TREEHOUSE WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT. THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES. YOU ARE HEREBY NOTIFIED, pursuant to an Order from the Honorable Neil H. Cohen, of the Circuit Court of Cook County, Richard J. Daley Center, 50 W. Washington St., Chicago, Illinois 60602 (the “Court”), that a proposed settlement agreement has been reached among (i) Plaintiffs,1 on behalf of themselves and derivatively on behalf of nominal defendant TreeHouse; (ii) and defendants Sam K. Reed, Dennis F. Riordan, and Christopher D. Sliva (collectively, the “Individual Defendants”) in connection with the above-captioned stockholder derivative action (the “Action”). 1 For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation of Settlement, fully executed as of December 6, 2024 (the “Stipulation”), and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.

2 Plaintiffs filed the Action derivatively on behalf of TreeHouse to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breaches of their fiduciary duties and other alleged misconduct. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation of Settlement (“Stipulation”) and summarized in this Notice, including the dismissal of the Action with prejudice. As explained below, a Settlement Hearing will be held before the Court on ___________________ ____, 2025, at ________ _.m., before the Honorable Neil H. Cohen of the Circuit Court of Cook County in Courtroom 2308 at the Richard J. Daley Center, 50 W. Washington St., Chicago, Illinois 60602, to determine (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to TreeHouse and Current TreeHouse Stockholders and should be approved by the Court;2 (ii) whether the [Proposed] Final Judgment and Order approving the Settlement, substantially in the form of Exhibit C attached to the Stipulation, should be entered, dismissing the Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether the separately negotiated Fee and Expense Amount to Plaintiffs’ Counsel and any Service Awards to Plaintiffs to be paid therefrom, should be approved. At the Settlement Hearing, the Court may also hear or consider such other matters as the Court may deem necessary and appropriate. You have the right to object to the Settlement, the Fee and Expense Amount, and the Service Awards in the manner provided herein. If you fail to object in the manner provided herein 2 Current TreeHouse Stockholders is defined to mean any Person or Persons who are record or beneficial owners of TreeHouse common stock as of the date of December 6, 2024 and who continue to hold such common stock as of the date upon which the Judgment approving the Settlement becomes final, excluding the Individual Defendants, the current officers and directors of TreeHouse, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest..

3 at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Amount, including any Service Awards, as set forth in the Stipulation, unless otherwise ordered by the Court, but will be forever bound by the Final Order and Judgment to be entered, the dismissal of the Action with prejudice, and any and all of the releases set forth in the Stipulation. This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action; this Notice is merely to advise you of the proposed Settlement and of your rights as a Current TreeHouse Stockholder. II. BACKGROUND A. Procedural History of the Consolidated Action Plaintiff Wells filed the action with the case number 2016 CH 16359 (the “Wells Action”) on December 19, 2016, in the Chancery Division of the Circuit Court of Cook County, Illinois, alleging breaches of fiduciary duties and other violations of law by certain current and former officers and directors of the Company. On June 3, 2019, Plaintiff Ann Arbor filed the action with the case number 2019 CH 06753 (the “Ann Arbor Action”) in the Chancery Division of the Circuit Court of Cook County, Illinois. On August 13, 2019, the Court consolidated the Wells and Ann Arbor Actions (the “Consolidated Action”). Plaintiffs filed the Consolidated Verified Shareholder Derivative Complaint (the “Consolidated First Complaint”) on February 28, 2022, alleging claims for contribution and indemnification, breach of fiduciary duty, and aiding and abetting breach of fiduciary duty against Defendants. On April 14, 2022, Defendants moved to dismiss the Consolidated First Complaint

4 pursuant to 735 ILCS 5/2-615. On July 25, 2022, the Court granted Defendants’ Motion to Dismiss without prejudice. Plaintiffs filed a Consolidated Amended Verified Shareholder Derivative Complaint (the “Consolidated Amended Complaint”) on August 26, 2022, again alleging claims for contribution and indemnification, breach of fiduciary duty, and aiding and abetting breach of fiduciary duty against Defendants. On September 13, 2022, Defendants moved to strike the Consolidated Amended Complaint on the ground that Plaintiffs had not properly sought leave to amend. On November 7, 2022, following full briefing, the Court denied Defendants’ Motion to Strike. On December 7, 2022, Defendants moved to dismiss the Consolidated Amended Complaint pursuant to 735 ILCS 5/2-615. On March 15, 2023, following full briefing and oral argument, the Court granted Defendants’ Motion to Dismiss with prejudice. On March 16, 2023, Plaintiffs appealed. On March 22, 2024, the First District of the Appellate Court of Illinois (the “Appellate Court”) issued an opinion reversing the Court’s Order on the Motion to Dismiss the Consolidated Amended Complaint, reinstating the Consolidated Amended Complaint, and remanding the case to the Circuit Court for further proceedings. The First District’s mandate was issued on May 8, 2024. On August 2, 2024, Plaintiffs moved to reinstate the Consolidated Amended Complaint. The Court granted that Motion to Reinstate on August 26, 2024. On September 6, 2024, TreeHouse filed a Motion for Leave to Dismiss the Consolidated Amended Complaint under 735 ILCS 5/2-619, which the Individual Defendants joined. On September 23, 2024, Plaintiffs filed an Opposition to the Motion for Leave. The Parties subsequently entered into a term sheet reflecting an agreement in principle to settle this Consolidated Action. Accordingly, on October 1, 2024, the Court entered a Stipulation and

5 Agreed Order, pursuant to which Defendants withdrew their Motion for Leave without prejudice, all proceedings were stayed pending the submission of settlement approval papers. B. The Securities Class Action A federal securities action, captioned Public Employees’ Retirement System of Mississippi v. TreeHouse Foods, Inc. et al., Case No.: 16-CV-10632 (N.D. Ill.) (“Securities Class Action”), was filed in the United States District Court for the Northern District of Illinois, alleging the Company and several of its officers violated sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule l0b-5 promulgated thereunder. On July 13, 2021, the parties in the Securities Class Action entered into a stipulation of settlement that provided for a $27 million payment to the settlement class. The full amount of the settlement in the Securities Class Action was funded with proceeds from TreeHouse’s directors and officers’ insurance, with no monetary outlay by the Company (or the Individual Defendants). On November 17, 2021, the court entered a Final Order and Judgment, approving of the settlement. C. The Settlement of the Action and Mediation Efforts In 2021, the parties in the Securities Class Action participated in a formal mediation session and reached a resolution. Following the settlement, the Parties in this Action engaged in mediator- facilitated discussions regarding a potential resolution, but no settlement was reached at that time. After the Appellate Court reversed the Circuit Court’s ruling on the Motion to Dismiss the Consolidated Amended Complaint, the Parties agreed to seek the aid of an experienced mediator, the Honorable William J. Cahill (Ret.) of JAMS (the “Mediator”), to assist the Parties in endeavoring again to explore a potential resolution of the Action. In advance of the mediation, the Parties discussed a potential settlement framework. On August 13, 2024, the Parties to this Action participated in a mediation session but were unable to agree on settlement terms at that time.

6 After mediation on August 13, 2024, the Parties continued arm’s-length settlement negotiations. After the Parties reached agreement as to corporate governance reforms designed to address Defendants’ alleged breach of fiduciary duties and to improve the independence of the Board and the rigor of committee oversight of core operations, the Parties commenced negotiations facilitated by the Mediator regarding reasonable attorney’s fees to be paid to Plaintiffs’ Counsel, subject to Board and Court approval, in consideration of the benefits conferred upon TreeHouse by the Settlement. Thereafter, the Parties memorialized the basic Settlement terms and executed a Binding Settlement Term Sheet on September 26, 2024 (the “Term Sheet”). The Parties are in agreement that a settlement on the terms and subject to the conditions set forth in this Stipulation is fair, reasonable, and in the best interests of the Company and its stockholders. The Parties agree that the Settlement confers substantial benefits to TreeHouse and its stockholders and that the Action was a material factor in the substantial benefits achieved. III. PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFITS OF SETTLEMENT Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Action have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense, time, and uncertainty inherent in the continued prosecution of Plaintiffs’ claims in the Action through trial and any subsequent appeal(s). Plaintiffs and Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action. Based on their investigation and evaluation set forth in more detail infra, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of TreeHouse and its stockholders.

7 Plaintiffs’ Counsel have conducted an extensive investigation, including, inter alia: (i) reviewing TreeHouse’s press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (iv) preparing and filing derivative complaints in the Action and sending the litigation demands; (v) reviewing and analyzing relevant pleadings in the Securities Class Action, and evaluating the merits of, and Defendants’ liability in connection with, the Securities Class Action and the Action; (vi) reviewing the Company’s existing corporate governance policies and preparing an extensive settlement demand detailing proposed corporate governance reforms to strengthen the Company’s governance; (vii) culling relevant and probative documents by running targeted searches of nearly 33,000 documents produced in the Securities Class Action by Defendants; (viii) participating in extensive settlement discussions with Defendants’ Counsel, including attending an in-person mediation in San Fransisco, California; and (ix) negotiating the Term Sheet and this Stipulation. Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Counsel submit that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and in the best interests of TreeHouse and its stockholders, and that the Settlement confers substantial benefits on TreeHouse and its stockholders. IV. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY Each of the Defendants has expressly denied and continues to deny all of the claims and contentions alleged, or which could have been alleged, in the Action or similar such actions, including that TreeHouse has suffered damage by or as a result of the conduct alleged in the Action or similar such actions.

8 Nonetheless, in order to eliminate the burden, expense, and risks inherent in the litigation, Defendants have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Settlement. V. THE SETTLEMENT HEARING 1. A hearing (the “Settlement Hearing”) shall be held before this Court on ___________________ ____, 2025, at ________ _.m., before the Honorable Neil H. Cohen of the Circuit Court of Cook County in Courtroom 2308 at the Richard J. Daley Center, 50 W. Washington St., Chicago, Illinois 60602, to determine whether the Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to TreeHouse and its stockholders and should be approved by the Court; whether the [Proposed] Final Order and Judgment should be entered herein; and whether to approve the separately negotiated Fee and Expense Amount to Plaintiffs’ Counsel and any Service Awards to Plaintiffs to be paid therefrom. 2. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate. The Court may adjourn the date of the Settlement Hearing without further notice to Current TreeHouse Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice. Further, the Court may decide to approve the Settlement without a hearing and without further notice to TreeHouse stockholders or move the Settlement Hearing to Zoom or another similar virtual platform without further notice to TreeHouse stockholders. VI. THE SETTLEMENT The terms and conditions of the proposed Settlement are set forth fully in the Stipulation referenced above. As a part of the proposed Settlement, Defendants shall cause to be paid $1,255,000 to a settlement fund (the “Settlement Fund”). In addition, TreeHouse has agreed that within one hundred and twenty (120) days of the issuance of an order approving the settlement of

9 the Action, TreeHouse will adopt certain corporate governance reforms (“Reforms”), which TreeHouse shall maintain for a period of not less than four (4) years. The Parties agree that the litigation and settlement efforts in the Action were a material factor in the Company’s decision to adopt, implement, and/or maintain Reforms, and that the Reforms would not have been implemented at this time and/or maintained but for settlement of the Action. The Parties further agree that the Reforms confer substantial benefits on TreeHouse and its stockholders, and that the settlement is fair, reasonable, and in the best interests of the Company and its stockholders. TreeHouse further represents that prior to the execution of this Stipulation, the Company’s Board has passed a resolution acknowledging that the independent non-defendant members of the Board have unanimously approved the Settlement. The Reforms include, inter alia: (i) enhancements to the Office of the General Counsel; (ii) enhancements to the Disclosure Committee, including the adoption and finalization of a formal written charter detailing the Disclosure Committee’s responsibilities; (iii) enhancements to the Company’s Confidential Whistleblower Program; (iv) the adoption and finalization of a formal written charter detailing a management-level Mergers & Acquisitions Working Group’s responsibilities; (v) enhancements to the Company’s Director Education Policy; and (vi) confirmation that the Securities Class Action settlement was fully funded with proceeds from the Company’s Directors’ & Officers’ insurance, with no monetary outlay by the Company. VII. DISMISSAL AND RELEASES In connection with the Court’s approval of the Settlement, the Parties will jointly request entry of the [Proposed] Final Order and Judgment by the Court, dismissing with prejudice all claims that Plaintiffs have alleged in the Action and any other Released Claims. Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the

10 Released Persons and any and all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action against the Released Persons. Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation. VIII. ATTORNEYS’ FEES AND EXPENSES After negotiation of the principal terms of the Settlement, Plaintiffs’ Counsel and counsel for Defendants, with the assistance of the Mediator, separately negotiated at arm’s-length the Fee and Expense Amount that would be paid to Plaintiffs’ Counsel. In connection with a motion for final approval of the Settlement, Plaintiffs’ Counsel will request an award of attorneys’ fees and expenses of $1,255,000. Defendants agree not to object to a request by Plaintiffs’ Counsel for a collective Fee and Expense Amount in an amount not to exceed $1,255,000. Additionally, Plaintiffs’ Counsel may apply to the Court for reasonable Service Awards for Plaintiffs, in recognition of the Plaintiffs’ participation and efforts in the prosecution of the Action, not to exceed $2,500.00 each, to be paid out of such Fee and Expense Amount awarded by the Court, and neither the Company nor the Individual Defendants will oppose any such awards consistent with such limits. Neither TreeHouse, the Individual Defendants, nor Defendants’ insurer(s) shall be liable for any portion of any Incentive Amount.

11 IX. THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING Any Current TreeHouse Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, why the Final Order and Judgment should not be entered thereon, or why the Fee and Expense Amount, including any Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current TreeHouse Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered approving the Settlement, or the Fee and Expense Amount, unless that stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (i) a written notice of objection with the person’s name, address, and telephone number, along with a representation as to whether such person intends to appear at the Settlement Hearing; (ii) competent evidence that such person currently holds shares of TreeHouse common stock; (iii) a statement of objections to any matters before the Court, the grounds therefor, or the reasons for such person desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider; (iv) the identities of any witnesses such person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; (v) proof of service; and (vi) the identities of any cases (by name and court) in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and, (2) if a TreeHouse stockholder intends to and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (i) a written notice of such stockholder’s intention to appear at the Settlement Hearing; (ii) a statement that indicates the basis for such appearance; (iii) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a

12 statement as to the subjects of their testimony; and (iv) any and all evidence that would be presented at the Settlement Hearing. If a Current TreeHouse Stockholder files a written objection and/or written notice of intent to appear, such stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following: Marvin A. Miller Lori A. Fanning MILLER LAW LLC 115 S. LaSalle Street, Suite 2910 Chicago, Illinois 60603 Frank J. Johnson Kristen O’Connor JOHNSON FISTEL, LLP 501 West Broadway, Suite 800 San Diego, California 92101 Michael I. Fistel, Jr. JOHNSON FISTEL, LLP 40 Powder Springs Street Marietta, Georgia 30064 Counsel for Plaintiff Scott Wells James P. Smith III WINSTON & STRAWN LLP 200 Park Avenue New York, New York 10166 Matthew R. Carter Elizabeth S. Deshaies WINSTON & STRAWN LLP 35 West Wacker Drive Chicago, Illinois 60601 Counsel for Defendants Sam K. Reed, Dennis F. Riordan, and Christopher D. Sliva Frank A. Richter ROBBINS GELLER RUDMAN & DOWD LLP 200 South Wacker Drive, 31st Floor Chicago, Illinois 60606 (312) 674-4674 Travis E. Downs, III Benny C. Goodman, III Erik W. Luedeke ROBBINS GELLER RUDMAN & DOWD LLP 655 West Broadway, Suite 1900 San Diego, California 92101 Counsel for Plaintiff City of Ann Arbor Employees’ Retirement System Nilofer Umar David A. Gordon Rebecca B. Shafer SIDLEY AUSTIN LLP One South Dearborn Chicago, Illinois 60603 Counsel for Nominal Defendant TreeHouse Foods, Inc.

13 Any Current TreeHouse Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Amount, including any Service Award, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Final Order and Judgment to be entered, the dismissal of the Action with prejudice, and any and all of the releases set forth in the Stipulation. X. CONDITIONS FOR SETTLEMENT The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (a) the dismissal with prejudice of the Action without the award of any damages, costs, fees, or the grant of any further relief, except as provided in the Stipulation; (b) the entry by the Court of a Final Order and Judgment that provides for the dismissal with prejudice of the Action and granting the release of the Released Claims; and (c) the Settlement becoming Final. If, for any reason, any one of the conditions described in the Stipulation is not met and/or the entry of the Final Order and Judgment does not occur, the Stipulation shall be null and void and of no force and effect and the Parties to the Stipulation will be restored to their respective positions in the Action as of the date immediately preceding the date of the Stipulation. XI. EXAMINATION OF PAPERS AND INQUIRIES This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office for the Circuit Court of Cook County, Richard J. Daley Center, 50 W. Washington St., Chicago, Illinois 60602 during business hours of each business day or by visiting TreeHouse’s website at https://www.treehousefoods.com/investors/.

14 Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following: Marvin A. Miller Lori A. Fanning MILLER LAW LLC 115 S. LaSalle Street, Suite 2910 Chicago, Illinois 60603 Frank J. Johnson Kristen O’Connor JOHNSON FISTEL, LLP 501 West Broadway, Suite 800 San Diego, California 92101 Michael I. Fistel, Jr. JOHNSON FISTEL, LLP 40 Powder Springs Street Marietta, Georgia 30064 Counsel for Plaintiff Scott Wells Frank A. Richter ROBBINS GELLER RUDMAN & DOWD LLP 200 South Wacker Drive, 31st Floor Chicago, Illinois 60606 (312) 674-4674 Travis E. Downs, III Benny C. Goodman, III Erik W. Luedeke ROBBINS GELLER RUDMAN & DOWD LLP 655 West Broadway, Suite 1900 San Diego, California 92101 Counsel for Plaintiff City of Ann Arbor Employees’ Retirement System PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.

EXHIBIT B-2

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS COUNTY DEPARTMENT, CHANCERY DIVISION SCOTT WELLS and CITY OF ANN ARBOR EMPLOYEES’ RETIREMENT SYSTEM, Derivatively on Behalf of TREEHOUSE FOODS, INC., Plaintiffs, vs. SAM K. REED, DENNIS F. RIORDAN, and CHRISTOPHER D. SLIVA, Defendants, -and- TREEHOUSE FOODS, INC., a Delaware Corporation, Nominal Defendant. Case Nos. 2016 CH 16359 and 2019 CH 06753 Honorable Neil H. Cohen SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER ACTION

TO: ALL RECORD AND BENEFICIAL OWNERS OF TREEHOUSE FOODS, INC. (“TREEHOUSE”) COMMON STOCK AS OF DECEMBER 6TH, 2024, EXCLUDING THE INDIVIDUAL DEFENDANTS, THE OFFICERS AND DIRECTORS OF TREEHOUSE, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND ANY ENTITY IN WHICH INDIVIDUAL DEFENDANTS HAVE OR HAD A CONTROLLING INTEREST (“CURRENT TREEHOUSE STOCKHOLDERS”). THIS NOTICE IS GIVEN pursuant to an order of the Circuit Court of Cook County (the “Court”), to inform you of a proposed stipulated settlement (the “Settlement”) in the above- captioned derivative action (the “Action”). The Action involves claims brought derivatively on behalf of TreeHouse, against certain of its current and former directors and officers alleging breaches of fiduciary duty, relating to certain events, public statements, and allegedly improper statements in TreeHouse’s press releases and U.S. Securities and Exchange Commission (“SEC”) filings. The Action also involves claims for unjust enrichment against certain defendants for the compensation they received during the time they were associated with TreeHouse, contribution and indemnification, and aiding and abetting breach of fiduciary duty. Defendants, individually and collectively, have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Action, including all charges of fault, wrongdoing or liability arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Action. Nonetheless, Defendants have agreed to the Settlement on the terms and subject to the conditions in the Stipulation of Settlement dated December 6th, 2024 (“Stipulation”). Under the terms of the Stipulation, TreeHouse has agreed that within one hundred and twenty (120) days of the issuance of an order approving the settlement of the Action, TreeHouse will adopt certain corporate governance reforms (“Reforms”), which TreeHouse shall maintain for a period of not less than four (4) years or so long as the Company remains a public company. The Parties agree that the litigation and settlement efforts in the Action were a material factor in the Company’s decision to adopt, implement, and/or maintain Reforms, and that the Reforms would not have been implemented at this time and/or maintained but for settlement of the Action. The Parties further agree that the Reforms confer substantial benefits on TreeHouse and its stockholders, and that the settlement is fair, reasonable, and in the best interests of the Company and its stockholders. In light of the substantial benefits conferred upon TreeHouse by Plaintiffs’ Counsel’s efforts, in connection with a motion for final approval of the Settlement, Plaintiffs’ Counsel will seek approval of the separately negotiated attorneys’ fees and expenses to Plaintiffs’ Counsel of $1,255,000 (the “Fee and Expense Amount”). Additionally, Plaintiffs’ Counsel may also apply on behalf of Plaintiffs for service awards of $2,500 each (the “Service Awards”) in recognition of Plaintiffs’ participation and efforts in the prosecution of the Action. The Service Awards shall be funded from the Fee and Expense Amount, as approved by the Court. YOU ARE HEREBY NOTIFIED THAT a hearing (the “Settlement Hearing”) will be held on ___________________ ____, 2025, at ________ _.m., before the Honorable Neil H. Cohen of the Circuit Court of Cook County in Courtroom 2308 at the Richard J. Daley Center, 50 W. Washington St., Chicago, Illinois 60602, for the purpose of determining whether the Settlement should be approved as fair, reasonable, and adequate and whether the Fee and Expense Amount, including the Service Awards, should be approved. The Court may decide to approve the Settlement without a hearing and without further notice to TreeHouse stockholders or move the Settlement Hearing to Zoom or another similar virtual platform without further notice to TreeHouse stockholders. This is a stockholder derivative action brought for the benefit of TreeHouse, not a “class action.” Thus, there is no common fund upon which you can make a claim for a monetary payment. IF YOU ARE AN OWNER OF TREEHOUSE COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT. This notice contains only a summary of the Action and the terms of the Settlement. The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above. If you are a Current TreeHouse Stockholders, you may obtain a copy of a detailed notice to Current TreeHouse Stockholders (the “Notice”) describing the Action, the proposed Settlement, and the rights of Current TreeHouse Stockholders with regard to the Settlement, as well as a copy of the Stipulation, by visiting the website https://www.treehousefoods.com/investors/. The Stipulation is also available for viewing at https://millerlawllc.com/; https://www.johnsonfistel.com/; and https://www.rgrdlaw.com/. Should you have any other questions regarding the proposed Settlement of the Action, please contact the following counsel for Plaintiffs: Marvin A. Miller Lori A. Fanning MILLER LAW LLC 115 S. LaSalle Street, Suite 2910 Chicago, Illinois 60603 Frank J. Johnson Kristen O’Connor JOHNSON FISTEL, LLP 501 West Broadway, Suite 800 San Diego, California 92101 Michael I. Fistel, Jr. JOHNSON FISTEL, LLP 40 Powder Springs Street Marietta, Georgia 30064 Counsel for Plaintiff Scott Wells

Frank A. Richter ROBBINS GELLER RUDMAN & DOWD LLP 200 South Wacker Drive, 31st Floor Chicago, Illinois 60606 (312) 674-4674 Travis E. Downs, III Benny C. Goodman, III Erik W. Luedeke ROBBINS GELLER RUDMAN & DOWD LLP 655 West Broadway, Suite 1900 San Diego, California 92101 Counsel for Plaintiff City of Ann Arbor Employees’ Retirement System Any Current TreeHouse Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be finally approved as fair, reasonable, and adequate, why the Final Order and Judgment should not be entered thereon, or why the Fee and Expense Amount and any Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current TreeHouse Stockholders shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered approving the Settlement, the Fee and Expense Amount, or Service Awards, unless that stockholder has filed at least fourteen (14) days prior to the Settlement Hearing an objection with the Court. Any objection to the Settlement, the Fee and Expense Amount, or the Service Awards must be filed, in accordance with the procedures set forth in the Notice, with the Clerk of the Court (Honorable Neil H. Cohen, of the Circuit Court of Cook County, Richard J. Daley Center, 50 W. Washington St., Chicago, Illinois 60602), no later than ________________, 2025, and served by hand or first class mail (postage prepaid) for delivery by the same date on Plaintiffs’ counsel (at the addresses listed above) and on counsel for Defendants (at the addresses listed below): Marvin A. Miller Lori A. Fanning MILLER LAW LLC 115 S. LaSalle Street, Suite 2910 Chicago, Illinois 60603 Frank J. Johnson Kristen O’Connor JOHNSON FISTEL, LLP 501 West Broadway, Suite 800 San Diego, California 92101 Michael I. Fistel, Jr. JOHNSON FISTEL, LLP James P. Smith III WINSTON & STRAWN LLP 200 Park Avenue New York, New York 10166 Matthew R. Carter Elizabeth S. Deshaies WINSTON & STRAWN LLP 35 West Wacker Drive Chicago, Illinois 60601 Counsel for Defendants Sam K. Reed, Dennis F. Riordan, and Christopher D. Sliva

40 Powder Springs Street Marietta, Georgia 30064 Counsel for Plaintiff Scott Wells Frank A. Richter ROBBINS GELLER RUDMAN & DOWD LLP 200 South Wacker Drive, 31st Floor Chicago, Illinois 60606 (312) 674-4674 Travis E. Downs, III Benny C. Goodman, III Erik W. Luedeke ROBBINS GELLER RUDMAN & DOWD LLP 655 West Broadway, Suite 1900 San Diego, California 92101 Counsel for Plaintiff City of Ann Arbor Employees’ Retirement System Nilofer Umar David A. Gordon Rebecca B. Shafer SIDLEY AUSTIN LLP One South Dearborn Chicago, Illinois 60603 Counsel for Nominal Defendant TreeHouse Foods, Inc. PLEASE DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.

EXHIBIT C

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS COUNTY DEPARTMENT, CHANCERY DIVISION SCOTT WELLS and CITY OF ANN ARBOR EMPLOYEES’ RETIREMENT SYSTEM, Derivatively on Behalf of TREEHOUSE FOODS, INC., Plaintiffs, vs. SAM K. REED, DENNIS F. RIORDAN, and CHRISTOPHER D. SLIVA, Defendants, -and- TREEHOUSE FOODS, INC., a Delaware Corporation, Nominal Defendant. Case Nos. 2016 CH 16359 and 2019 CH 06753 Honorable Neil H. Cohen [PROPOSED] FINAL ORDER AND JUDGMENT

- 1 - This matter came before the Court for hearing pursuant to this Court’s Order Directing Notice of Proposed Settlement to Stockholders, dated _________, 2024 (the “Notice Order”), on the application of the Parties for final approval of the Settlement set forth in the Stipulation of Settlement dated December 6th, 2024 (the “Stipulation”). Due and adequate notice having been given to TreeHouse Foods, Inc. (“TreeHouse”) stockholders as required in said Notice Order, and the Court having considered all papers filed and proceedings had herein and otherwise been fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that: 1. This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and except where otherwise specified, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation. 2. This Court has jurisdiction over the subject matter of this Action, including all matters necessary to effectuate the Settlement, and over all Parties. 3. The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Parties, TreeHouse, and Current TreeHouse Stockholders, and hereby finally approves the Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so. 4. This Action, all claims contained herein, and any other Released Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged, and dismissed with prejudice by virtue of the proceedings herein and this Judgment. The Parties are to bear their own costs, except as otherwise provided in the Stipulation. 5. Upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever settled, released, relinquished,

- 2 - extinguished, discharged, and dismissed with prejudice the Released Claims (including Unknown Claims) against the Released Persons any and all of the claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons. The Releasing Parties shall also forever be barred and enjoined from instituting, commencing, or prosecuting any and all of the Released Claims against any of the Released Persons. Nothing in this Paragraph shall affect the Released Parties’ ability to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto. 6. Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. 7. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation. 8. The Court finds that the Notice of Pendency and Proposed Settlement of Stockholder Action posted on TreeHouse’s website, such that visitors to the “Investors” section of the website were readily able to find a hyperlink to the Stipulation and the Notice and TreeHouse’s filing with the U.S Securities and Exchange Commission a Current Report on Form 8-K attaching the notice, and the Summary Notice published in Investor’s Business Daily or a similar online publication, provided the best notice practicable under the circumstances to all persons entitled to such notice, and said notice fully satisfied the requirements of 805 ILCS § 5/7.80(c), due process, and all other applicable laws and rules, and is the best notice practicable under the circumstances, and constitutes due and sufficient notice to all Persons entitled thereto.

- 3 - 9. The Court finds that the Fee and Expense Amount is fair and reasonable in light of the substantial benefits conferred upon TreeHouse by the Settlement, and finally approves the Fee and Expense Amount. 10. The Court finds that the Service Awards are fair and reasonable, in accordance with the Stipulation, and finally approves the Service Awards, to be paid from the Fee and Expense Amount by Plaintiffs’ Counsel. 11. This Judgment, the facts and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, and any negotiations, discussions, actions, and proceedings in connection with the Stipulation or Settlement shall not be offered, received, or used in any way as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of: (a) the Parties with respect to the truth of any fact alleged or that could have been alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Action, or the deficiency or infirmity of any defense that has been or could have been asserted in the Action, or of any fault, wrongdoing, negligence, or liability of any of the Released Parties; (b) any fault, misrepresentation, or omission with respect to any statement or written document approved, issued, or made by any Released Party, or against Plaintiffs as evidence of any infirmity in her claims; or (c) any liability, fault, negligence, omission, or wrongdoing whatsoever, or in any way referred to for any other reason as against the Released Parties, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal. 12. This Judgment, the Stipulation, the Settlement, the Term Sheet, and any act performed, or document executed pursuant to or in furtherance thereof, shall not be admissible in

- 4 - any proceeding for any purpose, except to enforce the terms of the Settlement. However, the Released Parties may refer to the Settlement, and file the Stipulation and/or this Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law. 13. During the course of the litigation of the Action, all Parties and their counsel acted in good faith and complied with Illinois Supreme Court Rule 137 and any similar rule or statute. 14. Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation. 15. This Judgment is a final, appealable judgment and the Court directs immediate entry of the Judgment forthwith by the Clerk in accordance with Rule 58 of the Federal Rules of Civil Procedure, dismissing the Consolidated Action with prejudice. IT IS SO ORDERED. DATED: BY ORDER OF THE COURT HONORABLE NEIL H. COHEN